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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Intercardia, Inc. on Form S-8 (File No. 333-12923) of our report dated October 24, 1997, except as to the information presented in Note M, for which the date is November 5, 1997, on our audits of the consolidated financial statements of Intercardia, Inc. as of September 30, 1997 and September 30, 1996 and for each of the three years in the period ended September 30, 1997, which report is included in this Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.
Raleigh, North Carolina
December 18, 1997